Exhibit 5.1

                   [Letterhead of Golden Star Resources Ltd.]


October 26, 1999

Board of Directors
Golden Star Resources Ltd.
1660 Lincoln Street, Suite 3000
Denver, Colorado 80264-3001

        Re: Registration Statement on Form S-3 Filed on October 26, 1999

Ladies and Gentlemen:

         In connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by Golden Star Resources Ltd. (the"Company") with the Securities and Exchange Commission on October 26, 1999 pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), you have requested that I furnish you with my opinion as to the legality of the 2,261,650 shares (the "Shares") of the Company's common shares, no par value, which are registered under the Registration Statement.

         In this regard, I have examined originals, or copies authenticated to my satisfaction, of the Company's Amended Articles of Arrangement, the Company's ByLaws, and the Company's records of corporate proceedings. In addition, I have made such other examinations of law and fact as I considered necessary in order to form a basis for the opinions hereinafter expressed.

         Based upon the foregoing, I am of the opinion that the Shares have been duly and validly authorized and, when issued, will be fully paid and non-assessable.

         I hereby consent to the use of my name under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I come within the category of persons whose consent is required by the Act or Rules.

         This opinion is furnished solely for your benefit in connection with the Registration Statement and may not be circulated to, or relied upon by, any other person.

                                          Very truly yours,


                                          /s/ Louis O. Peloquin
                                          ---------------------
                                          Louis O. Peloquin,
                                          Vice President, General Counsel
                                          and Secretary